Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Macquarie Equipment Leasing Fund, LLC (the “Fund”) on Form 10-Q for the quarterly period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brett Beldner, Principal Accounting Officer of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.

/s/ Brett Beldner
Name: Brett Beldner
Title: Principal Financial Officer of the Manager and Principal Accounting Officer of Registrant
Date: August 15, 2016

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.